Exhibit 99.1

FOR IMMEDIATE RELEASE                            CONTACT:  Leonard E. Moodispaw
                                                           CEO & President
                                                           301.939.7000

            ESSEX CORPORATION REPORTS $14.2 MILLION Q1 2004 REVENUES


COLUMBIA, MD - May 4, 2004 - Essex Corporation (NASDAQ: KEYW) announces record quarterly revenues of $14,241,000 for the first quarter of 2004 compared to $3,001,000 in the same period of 2003. The net income for the first quarter was $312,000 compared to a net loss of $20,000 for Q1 2003. This 375% increase in revenues from 2003 to 2004 is a result of an increase in orders for rapid response system engineering and integration services from our intelligence and defense customers. Earnings per Share, at $0.02 per share (diluted), reflect an increase based on revenue volume and continued investment in solutions infrastructure and product development.

Our Q1 2004 results reflect an expansion phase for Essex solutions offerings. This phase involves strong revenue growth and increasing our capacity to deliver solutions that necessitates increased infrastructure, continued use of subcontractors, and significant purchases of hardware on behalf of our customers. The expansion/ investment phase for both the solutions and product components of Essex business are expected to continue throughout 2004.

"For Essex, growth and investment are strategic 2004 priorities," commented Leonard Moodispaw, CEO and President. "There are three elements of our growth plan: 1) expansion of our solutions capabilities and offerings; 2) product innovations; and 3) strategic acquisitions, such as the one recently announced with Computer Science Innovations. We are focused on actions that will build long term value for Essex. In 2004 we will continue to develop strong and focused growth, with such continued investments in our future as the Optical Encryptor product. I believe the impact of this strategy will become visible in 2005 with continued strong revenue growth and growing net income from expanded high value solutions revenues, and in 2006 as product revenues become significant."

Essex is increasing guidance for 2004 revenues to the range of $45-50 million, before acquisitions. The Company will host a discussion of this announcement with investors and financial analysts today, May 4, 2004, at 5:00 p.m. (Eastern Daylight Time). Interested parties may connect to our Webcast via the Investor page on our website, HTTP://WWW.ESSEXCORP.COM/INVESTOR.HTML, or by calling 1-800-901-5217, participant passcode 35457392. The International Dial In access number is 617-786-2964.

                                   - M O R E -

ESSEX CORPORATION 2004 Q1 RESULTS                                   PAGE 2 OF 3

An archive of the Webcast will also be available on our webpage following the call. In addition, a dial-up replay of the call will be available at approximately 7:00 p.m. EDT on May 4th, and will remain available through May 11th, 2004. To access the dial-up replay, call 1-888-286-8010, passcode 84094563.

ABOUT ESSEX: Essex creates solutions for today's most advanced signal and image processing challenges, serving commercial, defense and intelligence customers. For more information contact Essex Corporation, 9150 Guilford Road, Columbia MD 21046; Phone 301.939.7000; Fax 301.953.7880; E-mail info@essexcorp.com, or on the Web at WWW.ESSEXCORP.COM.


                              ESSEX CORPORATION FINANCIAL HIGHLIGHTS
-------------------------------------------------------------------------------

                                               13 Week Period   13 Week Period
                                               March 28, 2004   March 30, 2003

                                                 (unaudited)     (unaudited)
                                               --------------   --------------

Revenue:
     Services and Products                     $    8,268,000   $    3,001,000
     Purchased Hardware                             5,973,000               --
                                               --------------   --------------
         Total                                     14,241,000        3,001,000

Cost of Goods Sold:
     Services and Products                          6,135,000       (2,042,000)
     Purchased Hardware                             5,860,000               --
                                               --------------   --------------
         Total                                    (11,995,000)      (2,042,000)

Gross Margin                                        2,246,000          959,000

Selling, General and Administrative Expenses       (1,834,000)        (785,000)

Research and Development                             (141,000)        (132,000)

Amortization of Other Intangible Assets               (35,000)         (46,000)

Interest Income (Expense)                              76,000          (16,000)
                                               --------------   --------------

Net Income (Loss)                              $      312,000   $      (20,000)
                                               ==============   ==============

Weighted Average Number of Shares
       - Basic                                     15,006,000        8,035,000
                                               ==============   ==============

       - Diluted                                   16,413,000        8,035,000
                                               ==============   ==============

Net Income (Loss) per Common Share
       - Basic                                 $         0.02   $        (0.00)
                                               ==============   ==============

       - Diluted                               $         0.02   $        (0.00)
                                               ==============   ==============

Working Capital                                $   34,560,000   $      883,000

Working Capital Ratio                                  7.47:1           1.34:1


                                   - M O R E -

ESSEX CORPORATION 2004 Q1 RESULTS                                   PAGE 3 OF 3

CONDENSED CONSOLIDATED BALANCE SHEETS
-------------------------------------------------------------------------------
                                                     March 28,    December 28,
                                                        2004          2003
                                                  -------------  --------------
                                                    (Unaudited)
ASSETS

CURRENT ASSETS
     Cash and cash equivalents                    $  29,512,904   $  31,835,294
     Accounts receivable, net                         9,858,983       3,969,601
     Prepayments and other                              529,074         146,517
                                                  -------------   -------------
         Total Current Assets                        39,900,961      35,951,412
                                                  -------------   -------------

PROPERTY AND EQUIPMENT, NET                             426,354         368,697
                                                  -------------   -------------

OTHER ASSETS
     Goodwill                                         2,998,000       2,998,000
     Patents, net                                       327,231         333,648
     Other intangibles, net                              15,000          50,141
     Other                                               34,056          23,764
                                                  -------------   -------------
         Total Other Assets                           3,374,287       3,405,553
                                                  -------------   -------------

TOTAL ASSETS                                      $  43,701,602   $  39,725,662
                                                  =============   =============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                             $   3,642,948   $     694,434
     Note payable                                            --         100,000
     Accrued wages and vacation                         807,304         898,498
     Accrued retirement plans contribution payable      162,511         298,551
     Billings in excess of costs                        425,000         462,000
     Other accrued expenses                             302,705         526,928
                                                  -------------   -------------
         Total Current Liabilities                    5,340,468       2,980,411
                                                  -------------   -------------

SHAREHOLDERS' EQUITY
     Common stock and additional paid-in capital     52,308,053      51,004,021
     Accumulated deficit                            (13,946,919)    (14,258,770)
                                                  -------------   -------------
         Total Shareholders' Equity                  38,361,134      36,745,251
                                                  -------------   -------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $  43,701,602   $  39,725,662
                                                  =============   =============

THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO RISKS, UNCERTAINTY AND CHANGES IN CIRCUMSTANCES, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR
ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANTICIPATED RESULTS, PERFORMANCE OR ACHIEVEMENTS. ALL STATEMENTS CONTAINED HEREIN THAT ARE NOT CLEARLY HISTORICAL IN NATURE ARE FORWARD LOOKING. THE FORWARD-LOOKING STATEMENTS IN THIS RELEASE INCLUDE STATEMENTS ADDRESSING THE FOLLOWING SUBJECTS: FUTURE FINANCIAL CONDITION AND OPERATING RESULTS. ECONOMIC, BUSINESS, COMPETITIVE AND/OR REGULATORY FACTORS AFFECTING ESSEX'S BUSINESSES ARE EXAMPLES OF FACTORS, AMONG OTHERS, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS.

MORE DETAILED INFORMATION ABOUT THESE AND OTHER FACTORS IS SET FORTH IN ESSEX'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 28, 2003. ESSEX IS UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIMS ANY SUCH OBLIGATION TO) UPDATE OR ALTER ITS FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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